UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): AUGUST 4, 2008

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY IN TO A MATERIAL DEFINITIVE AGREEMENT

On August 4, 2008, we entered into a fourth amendment (“Fourth Amendment”) to our revolving credit agreement (as amended, the “Credit Agreement”), which amended our primary bank credit facility with JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as co-lead arranger and syndications agent and the lenders party thereto. The Credit Agreement has a maturity date of October 6, 2011.

The Fourth Amendment (i) revised the definition of “Purchase Money Debt Basket” to increase the aggregate amount of such basket (as well as the manner in which it is calculated) to the greater of (x) $150,000,000 or (y) 100% of the Pro Forma Consolidated EBITDA (as defined in the Credit Agreement) of the company and its consolidated subsidiaries for the twelve month period ending on the last day of the most recently ended fiscal quarter and (ii) increased the level of permitted Consolidated Capital Expenditures (as defined in the Credit Agreement) of the Company provided that at the end of each fiscal quarter of the Company, commencing on June 30, 2008, such Consolidated Capital Expenditures for the immediately preceding twelve month period do not exceed 200% of the last twelve month depreciation and amortization of the Company and its consolidated subsidiaries determined on a rolling four fiscal quarter basis.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Fourth Amendment filed herewith as Exhibit 10.1.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information under Item 1.01 is incorporated herein by reference.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed herewith:

10.1	Fourth Amendment to the Credit Agreement dated as of August 4, 2008, between Consolidated Graphics, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as co-lead arranger and syndications agent and the lenders party thereto.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.

(Registrant)

	By:	/s/ Jon C. Biro
Jon C. Biro Executive Vice President and Chief Financial and Accounting Officer

Date: August 8, 2008

Exhibit Index

Exhibit Number	Description
10.1	Fourth Amendment to the Credit Agreement dated as of August 4, 2008, between Consolidated Graphics, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as co-lead arranger and syndications agent and the lenders party thereto.